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                                                                       Exhibit 4


                            THE BON-TON STORES, INC.
                     PERFORMANCE BASED STOCK INCENTIVE PLAN
                              FOR HEYWOOD WILANSKY


          1.   PURPOSE
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          The Bon-Ton Stores, Inc. Performance Based Stock Incentive Plan for
Heywood Wilansky, as set forth herein, is established by the Committee (as hereinafter defined), along with the performance goals required to be satisfied for the payment of any stock bonus under the terms of the Plan, and is adopted by the Board of Directors, subject to the approval of the shareholders of the Bon-Ton Stores, Inc., a Pennsylvania corporation (the "Company"), for the purpose of providing performance-based compensation to Heywood Wilansky (the "Participant") in the form of stock bonuses granted in connection with services to be provided by the Participant during the term of the Plan in accordance with a formula that is based on the financial success of the Company as part of an integrated compensation program which is intended to assist the Company in motivating and retaining employees of superior ability, industry and loyalty.

          2.   DEFINITIONS
               -----------

          The following words and phrases as used herein shall have the following meanings, unless a different meaning is plainly required by the context:

          "Award" shall mean an award of shares of Company Stock subject to forfeiture if the performance goals set forth in the Plan are not satisfied, and subject further to the restrictions contained in the vesting schedule set forth in the Plan.

          "Board of Directors" shall mean the Board of Directors of the Company.

          "Cause" shall have the meaning set forth in the Participant's Employment Agreement in effect as of the date the Plan is adopted.

          "Change of Control" shall have the meaning set forth in the Participant's Employment Agreement in effect as of the date the Plan is adopted.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Committee" shall mean the Compensation Committee of the Board of Directors, consisting of two or more Outside Directors, to act as the Committee with respect to the Plan, or
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such other committee as may be appointed by the Board of Directors to act as the
Committee with respect to the Plan.

          "Company" shall mean the Bon-Ton Stores, Inc., a Pennsylvania corporation, and any successor thereto.

          "Company's Accountants" shall mean the certified public accountants charged with the responsibility for determining the Company's earnings for the relevant fiscal year for purposes of the disclosure of such information as may be required under applicable law or under such rules as may be applicable to the Company in connection with any public filings or in connection with the listing of the Company's securities on any securities exchange.

          "Company Stock" shall mean the Company's Common Stock, par value $.01 per share.

          "Designated Beneficiary" shall mean the person, if any, specified in writing by the Participant to receive any payments due to the Participant in the event of the Participant's death. In the event no person is specified by the Participant, the Participant's estate shall be deemed to be the Designated Beneficiary.

          "Effective Date" shall mean February 1, 1998.

          "Outside Director" shall mean a member of the Board of Directors who is treated as an "outside director" for purposes of Code Section 162(m).

          "Option" shall mean a grant of an option to acquire shares of Company Stock, subject to forfeiture if the performance goals set forth in the Plan are not satisfied and subject further to the restrictions contained in the vesting schedule set forth in the Plan. The Option granted under the Plan is not intended to be an "incentive stock option" as that term is used for purposes of Code Section 422.

          "Participant" shall mean Heywood Wilansky.

          "Plan" shall mean the Bon-Ton Stores, Inc. Performance Based Stock Incentive Plan for Heywood Wilansky.

          "Plan Year" shall mean the taxable year of the Company. The first Plan Year shall be the taxable year of the Company that commenced on or about February 1, 1998.

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          3.   PARTICIPATION
               -------------

          Heywood Wilansky shall be the sole Participant in the Plan.

          4.   TERM OF PLAN
               ------------

          Subject to approval of the Plan by the shareholders of the Company, the Plan shall be in effect as of the Effective Date and shall continue until terminated by the Board of Directors.

          5.   COMPANY STOCK AWARD AND OPTIONS
               -------------------------------

          (a)  Restricted Stock Award.  The Company shall award to the
               ----------------------
Participant 250,000 shares of Company Stock, subject to the risk of forfeiture based on Company performance and subject further to the vesting schedule set forth in Section 6 of the Plan, as soon as practicable following shareholder approval of the Plan. Issuance of shares may, with the consent of the Participant, be deferred until an appropriate filing is made with the Securities and Exchange Commission registering the shares that may be granted under the Plan.

          (b)  Option Grant.  On or shortly following the Effective Date, the
               ------------
Company shall grant to the Participant the Option, which shall be an option to acquire 250,000 shares of Company Stock (the "Shares"), subject to the risks of forfeiture based on Company performance and subject further to the vesting schedule set forth in Section 6 of the Plan. The Option shall have an exercise price (the "Option Price") of $8.00 per share of Company Stock, and shall expire on the day before the tenth anniversary of the Effective Date, unless the Option shall have terminated or been forfeited prior to such date under the terms of the Plan or would have terminated or been forfeited prior to such date under the terms of the Bon-Ton Stores, Inc. Amended and Restated 1991 Stock Option and Restricted Stock Plan if the Option were subject to such plan. The Option shall also be subject to the following terms:

          (i) Exercise.  The Option shall not be deemed to have been exercised
              --------
prior to the receipt by the Company of written notice of such exercise and of payment in full of the Option Price for the Shares to be purchased. Each such notice shall specify the number of Shares to be purchased and shall (unless the Shares are covered by a then current registration statement or a Notification under Regulation A under the Securities Act of 1933, as amended (the "Act")), contain the Participant's acknowledgment in form and substance satisfactory to the Company that (i) such Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act), (ii) the Participant has been advised and understands that (A) the Shares have not been registered under the Act and are "restricted securities" within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (B) the Company is under no obligation to register the Shares under the Act or to take any action which would make available to the Optionee any exemption from such registration, (iii) such Shares may not be transferred without compliance

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with all applicable federal and state securities laws, and (iv) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Option Documents may be endorsed on the certificates. Notwithstanding the foregoing, if the Company determines that issuance of Shares should be delayed pending (I) registration under federal or state securities laws, (II) the receipt of an opinion that an appropriate exemption from such registration is available, (III) the listing or inclusion of the Shares on any securities exchange or in an automated quotation system or
(IV) the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Shares, the Company may defer exercise of the Option granted hereunder until any of the events described herein.

          (ii) Medium of Payment.  The Participant shall pay for Shares (i) in
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cash, (ii) by certified check payable to the order of the Company, or (iii) by such other mode of payment as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Furthermore, the Committee may permit, at its discretion, that payment may be made in whole or in part in shares of Company Stock held by the Participant for at least six months. If payment is made in whole or in part in shares of Company Stock, then the Participant shall deliver to the Company certificates registered in his name representing the shares owned by him, free of all liens, claims and encumbrances of every kind and having an aggregate Fair Market Value (as defined below) on the date of delivery that is at least as great as the Option Price of the Shares (or relevant portion thereof) with respect to which the Option is to be exercised by the payment in shares of Company Stock, accompanied by stock powers duly endorsed in blank by the Participant. For these purposes, Fair Market Value means the last reported sale price of a share of Company Stock on the relevant date, if Company Stock is traded in a public market, or, if no such sale price is reported, the mean between the last reported "bid" and "asked" prices for a shares of Company Stock as reported on NASDAQ shall be used, or, if not so reported, as reported by the National Daily Quotation Bureau, Inc., or as reported in a customary financial reporting service, as applicable, and as the Committee determines, on the relevant date. If the Company Stock is not traded in a public market on the relevant date, the Fair Market Value shall be as determined in good faith by the Committee. Notwithstanding the foregoing, the Committee may impose from time to time such limitations and prohibitions on the use of shares of Company Stock to exercise the Option as it deems appropriate.

               (iii)     Termination of Options.  The Option shall terminate
                         ----------------------
after the first to occur of the following:

                    (A) The tenth anniversary of the Effective Date.

                    (B) Expiration of ninety (90) days from the date the Participant's employment with the Company terminates for any reason other than disability (as defined in the Company's long term disability plan, if any, or otherwise by reference to eligibility for federal social security disability benefits) or death;

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                    (C) Expiration of one year from the date the Participant's employment with the Company or its Affiliates terminates due to his disability or death;

                    (D) The date that the Participant's employment with the Company terminates at any time prior to January 31, 2003 on account of the Participant's resignation or on account of the termination of his employment by the Company for Cause; or

                    (E) The date, if any, set by the Board of Directors as an accelerated expiration date in connection with a Change of Control of the Company.

Notwithstanding the foregoing, the Committee may extend the period during which the Option may be exercised to a date no later than the tenth anniversary of the Effective Date.

          (iv) Transfers.  The Option may not be transferred, except by will or
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by the laws of descent and distribution.  During the lifetime of the
Participant, the Option may be exercised only by him. Notwithstanding the foregoing, the Option may be transferred pursuant to the terms of a "qualified domestic relations order," within the meaning of sections 401(a)(13) and 414(p) of the Code or within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

          (v) Amendment.  The Committee shall have the right to amend the
              ---------
Option, subject to the Participant's consent if such amendment is not favorable to the Optionee.

          (c) Adjustments on Changes in Capitalization.  The aggregate number of
              ----------------------------------------
Shares and class of Shares subject to the Option shall be appropriately adjusted in the event of a stock dividend, stock split, recapitalization or other change in the number or class of issued and outstanding equity securities of the Company resulting from a subdivision or consolidation affecting the Company Stock subject to the Option. The Committee shall have the authority to determine the adjustments to be made hereunder, and any such determination by the Committee shall be final, binding and conclusive.

          6.   PERFORMANCE GOALS, FORFEITURES AND VESTING
               ------------------------------------------

          (a) Performance Goal Requirement.  If the net after tax earnings of
              ----------------------------
the Company for the first Plan Year, as determined by the Company's Accountants, is not at least equal to $3,000,000, as certified in writing by the Committee, the shares of Company Stock and the Option granted to the Participant pursuant to Section 5 of the Plan shall be forfeited, and the Participant shall have no further rights to any benefits under the terms of the Plan.

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          (b)  Vesting Schedule.
               ----------------

               (i)  General Vesting Schedule.
                    ------------------------

          (A) Award: If the Participant has not forfeited the shares of Company Stock granted under the Plan by reason of a failure to meet the performance goal set forth in Section 6(a) of the Plan, the Participant shall become fully vested in the shares of Company Stock granted under the Plan, and such shares of Company Stock shall be freely transferable, subject to such limitations as may be imposed under applicable law or governmental regulations, in three annual installments on the last day of the Company's fiscal year which occurs on or about the third, fourth and fifth anniversaries of the Effective Date in the amount of 83,334, 83,333 and 83,333 shares of Company Stock respectively.

          (B) Option: If the Participant has not forfeited the Option by reason of a failure to meet the performance goal set forth in Section 6(a) of the Plan, the Option shall become vested and the Participant shall be able to exercise the Option in three annual installments (with respect to 83,334, 83,333 and 83,333 Shares respectively) on the day before the first, second and third anniversaries of the Effective Date.

          (ii) Special Vesting Schedule.  If the Participant has not forfeited
               ------------------------
the shares of Company Stock granted under the Plan or the Option by reason of a failure to meet the performance goal set forth in Section 6(a) of the Plan, the Participant shall become fully vested in all of the shares of Company Stock granted under the Plan and in the Option, and the Option shall be fully exercisable if, at any time following the date the performance goal set forth in
Section 6(a) of the Plan is satisfied, the Participant is discharged without Cause or if there is a Change of Control.

          7.   COMMITTEE
               ---------

          (a) Powers.  The Committee shall have the power and duty to do all
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things necessary or convenient to effect the intent and purposes of the Plan and not inconsistent with any of the provisions hereof, whether or not such powers and duties are specifically set forth herein, and, by way of amplification and not limitation of the foregoing, the Committee shall have the power to:

          (i) provide rules and regulations for the management, operation and administration of the Plan, and, from time to time, to amend or supplement such rules and regulations;

          (ii) construe the Plan, which construction, as long as made in good faith, shall be final and conclusive upon all parties hereto; and

          (iii) correct any defect, supply any omission, or reconcile any inconsistency in the Plan in such manner and to such extent as it shall deem expedient to carry

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the same into effect, and it shall be the sole and final judge of when such action shall be appropriate.

The resolution of any questions with respect to payments and entitlements pursuant to the provisions of the Plan shall be determined by the Committee, and all such determinations shall be final and conclusive.

          (b) Indemnity.  No member of the Committee shall be directly or
              ---------
indirectly responsible or under any liability by reason of any action or default by him as a member of the Committee, or the exercise of or failure to exercise any power or discretion as such member. No member of the Committee shall be liable in any way for the acts or defaults of any other member of the Committee, or any of its advisors, agents or representatives. The Company shall indemnify and save harmless each member of the Committee against any and all expenses and liabilities arising out of his own membership on the Committee.

          (c) Compensation and Expenses.  Members of the Committee shall receive
              -------------------------
no separate compensation for services other than compensation for their services as members of the Board of Directors, which compensation can include compensation for services at any committee meeting attended in their capacity as members of the Board of Directors. Members of the Committee shall be entitled to receive their reasonable expenses incurred in administering the Plan. Any such expenses, as well as extraordinary expenses authorized by the Company, shall be paid by the Company.

          (d) Participant Information.  The Company shall furnish to the
              -----------------------
Committee in writing all information the Company deems appropriate for the Committee to exercise its powers and duties in administration of the Plan. Such information shall be conclusive for all purposes of the Plan and the Committee shall be entitled to rely thereon without any investigation thereof; provided, however, that the Committee may correct any errors discovered in any such information.

          (e) Inspection of Documents.  The Committee shall make available to
              -----------------------
the Participant and his Designated Beneficiary, for examination at the principal office of the Company (or at such other location as may be determined by the Committee), a copy of the Plan and such of its records, or copies thereof, as may pertain to the benefits of the Participant and beneficiary under the Plan.

          8.   EFFECTIVE DATE, TERMINATION AND AMENDMENT
               -----------------------------------------

          (a)  Effective Date of Participation in Plan.  Subject to shareholder
               ---------------------------------------
and Committee approval of the Plan, participation in this Plan shall be effective as of February 1, 1998 and shall continue thereafter for the term of the Plan.

          (b)  Amendment and Termination of the Plan.  The Plan may be
               -------------------------------------
terminated or revoked by the Company at any time and amended by the Company from time to time, provided that

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neither the termination, revocation or amendment of the Plan may, without the written approval of the Participant, reduce the amount of the benefit to which the Participant would otherwise be entitled, and provided further that no changes that would increase the value of the benefit to which the Participant is entitled under the terms of the Plan shall be effective without approval by the Committee and without disclosure to and approval by the shareholders of the Company in a separate vote prior to the effective date of any such change. In addition, the Plan may be modified or amended by the Committee, as it deems appropriate, in order to comply with any rules, regulations or other guidance promulgated by the Internal Revenue Service with respect to applicable provisions of the Code, as they relate to the exemption for "performance-based compensation" under the limitations on the deductibility of compensation imposed under Code Section 162(m).

          9.   MISCELLANEOUS PROVISIONS
               ------------------------

          (a) Unsecured Creditor Status.  The Participant, if entitled to a
              -------------------------
bonus payment hereunder, shall rely solely upon the unsecured promise of the Company, as set forth herein, for the payment thereof, and nothing herein contained shall be construed to give to or vest in the Participant or any other person now or at any time in the future, any right, title, interest, or claim in or to any specific asset, fund, reserve, account, insurance or annuity policy or contract, or other property of any kind whatever owned by the Company, or in which the Company may have any right, title, or interest, now or at any time in the future.

          (b) Other Company Plans.  It is agreed and understood that any
              -------------------
benefits under this Plan are in addition to any and all benefits to which the Participant may otherwise be entitled under any other contract, arrangement, or voluntary pension, profit sharing or other compensation plan of the Company, whether funded or unfunded, and that this Plan shall not affect or impair the rights or obligations of the Company or the Participant under any other such contract, arrangement, or voluntary pension, profit sharing or other compensation plan.

          (c) Separability.  If any term or condition of the Plan shall be
              ------------
invalid or unenforceable to any extent or in any application, then the remainder of the Plan, with the exception of such invalid or unenforceable provision, shall not be affected thereby, and shall continue in effect and application to its fullest extent.

          (d) Continued Employment.  Neither the establishment of the Plan, any
              --------------------
provisions of the Plan, nor any action of the Committee shall be held or construed to confer upon the Participant the right to a continuation of employment by the Company. The Company reserves the right to dismiss any employee (including the Participant), or otherwise deal with any employee (including the Participant) to the same extent as though the Plan had not been adopted.

          (e) Incapacity.  If the Committee determines that the Participant or
              ----------
Beneficiary is unable to care for his affairs because of illness or accident, or is a minor, any benefit due the Participant or Beneficiary under the Plan may be paid to his spouse, child, parent, or any other person deemed by the Committee to have incurred expense for the Participant or

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Beneficiary (including a duly appointed guardian, committee, or other legal representative), and any such payment shall be a complete discharge of the Company's obligation hereunder.

          (f) Jurisdiction.  The Plan shall be construed, administered, and
              ------------
enforced according to the laws of the Commonwealth of Pennsylvania, except to the extent that such laws are preempted by the Federal laws of the United States of America.

          (g) Claims.  If, pursuant to the provisions of the Plan, the Committee
              ------
denies the claim of the Participant for benefits under the Plan, the Committee shall provide written notice, within 60 days after receipt of the claim, setting forth in a manner calculated to be understood by the claimant:

               (i) the specific reasons for such denial;
               (ii) the specific reference to the Plan provisions on which the denial is based;
               (iii) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is needed; and

               (iv) an explanation of the Plan's claim review procedure and the time limitations of this subsection applicable thereto.

If the Participant's claim for benefits has been denied, the Participant may request review by the Committee of the denied claim by notifying the Committee in writing within 60 days after receipt of the notification of claim denial. As part of said review procedure, the claimant or his authorized representative may review pertinent documents and submit issues and comments to the Committee in writing. The Committee shall render its decision to the claimant in writing in a manner calculated to be understood by the claimant not later than 60 days after receipt of the request for review, unless special circumstances require an extension of time, in which case a decision shall be rendered as soon after the sixty-day period as possible, but not later than 120 days after receipt of the request for review. The decision on review shall state the specific reasons therefor and the specific Plan references on which it is based.

          (h)  Withholding.  The Participant or the Designated Beneficiary shall
               -----------
make appropriate arrangements with the Company for satisfaction of any federal, state or local income tax withholding requirements and Social Security or other tax requirements applicable to the accrual or payment of benefits under the Plan. If no other arrangements are made, the Company may provide, at its discretion, for any withholding and tax payments as may be required.

          (i) Interpretation.  The Plan is intended to pay compensation only on
              --------------
the attainment of the performance goals set forth above in a manner that will exempt such compensation from the limitations on the deduction of certain compensation payments under Code Section 162(m). To the extent that any provision of the Plan would cause a conflict with the conditions required for such an exemption or would cause the administration of the Plan to fail to satisfy the applicable requirements for the performance-based compensation exemption under Code Section 162(m), such provision shall be deemed null and void to the extent permitted

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by applicable law. In addition, the Plan is intended to enable transactions under the Plan to satisfy the conditions of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and any provision of the Plan which would cause a conflict with such conditions shall be deemed null and void to the extent permitted by applicable law and in the discretion of the Committee.

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